EXHIBIT 99.2

NEWS RELEASE
Cliffs Natural Resources Inc. Announces Tender Offer
for Any and All of its Senior Secured Notes
CLEVELAND - July 31, 2017 - Cliffs Natural Resources Inc. (NYSE: CLF) announced today the commencement of a tender offer to purchase (the “Tender Offer”), subject to certain terms and conditions, any and all of its outstanding 8.250% Senior Secured Notes due 2020 (the "Notes"), at the price set forth below.
The Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on August 4, 2017 (the "Expiration Time"), unless extended or earlier terminated by the Company. The Tender Offer is being made pursuant to an Offer to Purchase and related Letter of Transmittal and Notice of Guaranteed Delivery, each dated July 31, 2017 (together, the "Tender Offer Materials"), which set forth a more detailed description of the terms and conditions of the Tender Offer. Holders of the Notes are urged to carefully read the Tender Offer Materials before making any decision with respect to the Tender Offer.
The following table sets forth certain terms of the Tender Offer:

Title of Security	CUSIP Number & ISIN	Principal Amount Outstanding	Tender Offer Consideration(1)(2)
8.250% Senior Secured Notes due 2020	144A:	$504,400,000	$1,123.75
	CUSIP: 18683KAH4 ISIN: US18683KAH41
	REG S:
	CUSIP: U18618AB1 ISIN: USU18618AB14

(1)	Excludes accrued and unpaid interest up to, but not including, the Settlement Date, which will be paid in addition to the Tender Offer Consideration.

(2)	Per $1,000 principal amount of Notes validly tendered and accepted.
Subject to the terms and conditions of the Tender Offer, holders of the Notes who validly tender and do not subsequently validly withdraw their Notes, or deliver a properly completed and duly executed Notice of Guaranteed Delivery, prior to the Expiration Time will be eligible to receive the tender offer consideration payable for each $1,000 principal amount of Notes specified in the table above (the “Tender Offer Consideration”).

CLIFFS NATURAL RESOURCES INC. • 200 PUBLIC SQUARE • SUITE 3300 • CLEVELAND, OH 44114-2544

The Company will purchase any Notes that are validly tendered and not validly withdrawn prior to the Expiration Time, subject to the satisfaction and waiver of all conditions to the Tender Offer, promptly following the Expiration Time (the “Settlement Date”). The Company will purchase any Notes with respect to which a properly completed and duly executed Notice of Guaranteed Delivery has been delivered by the Expiration Time (to the extent that such Notes are not delivered prior to the Expiration Time), subject to the satisfaction or waiver of all conditions to the Tender Offer, promptly following the Expiration Time (the “Guaranteed Delivery Settlement Date”). The Settlement Date is currently expected to be on August 7, 2017 and the Guaranteed Delivery Settlement Date is currently expected to be on August 9, 2017, assuming all conditions to the Tender Offer have been satisfied or waived. Holders whose Notes are accepted for purchase will also receive accrued and unpaid interest up to, but not including, the Settlement Date. For the avoidance of doubt, accrued interest will cease to accrue on the Settlement Date for all Notes accepted in the Tender Offer, including those tendered by the guaranteed delivery procedures set forth in the Tender Offer Materials.
The obligation of the Company to accept for purchase and to pay the Tender Offer Consideration and the accrued and unpaid interest on the tendered Notes pursuant to the Tender Offer is not subject to any minimum tender condition, but is subject the satisfaction or waiver of certain conditions described in the Tender Offer Materials, including the consummation of one or more debt financing transactions in an aggregate amount that is sufficient to pay, along with cash on hand, the aggregate Tender Offer Consideration, including payment of accrued and unpaid interest with respect to all Notes and related costs and expenses (regardless of the amount of Notes tendered pursuant to the Tender Offer) on terms and conditions acceptable to the Company, in its sole discretion (the “Financing Condition”). The Tender Offer may be amended, extended, terminated or withdrawn.
The Company presently intends to redeem any Notes that remain outstanding after consummation of the Tender Offer. This statement of intent shall not constitute a notice of redemption under the indenture governing the Notes.
The Company has retained Credit Suisse Securities (USA) LLC to serve as Dealer Manager for the Tender Offer. Global Bondholder Services Corporation has been retained to serve as the Information Agent and Depositary for the Tender Offer. Questions regarding the Tender Offer may be directed to Credit Suisse Securities (USA) LLC at 11 Madison Avenue, New York, New York 10010, Attn: Liability Management Group, (800) 820-1653 (toll-free), (212) 538-1862 (collect). Tender Offer Materials may be obtained by calling Global Bondholder Services Corporation at (866) 470-4300 (toll-free) or (212) 430-3774 (collect for banks and brokers) or by visiting www.gbsc-usa.com/cliffs.

The Company is making the Tender Offer only by, and pursuant to, the terms of the Tender Offer Materials. None of the Company, the Dealer Manager, the Information Agent, the Trustee with respect to the Notes or the Depositary makes any recommendation as to whether holders of the Notes should tender or refrain from tendering their Notes. Holders of the Notes must make their own decision as to whether to tender Notes and, if so, the principal amount of the Notes to tender. The Tender Offer is not being made to holders of the Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any securities nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.
About Cliffs Natural Resources Inc.
Cliffs Natural Resources Inc. is a leading mining and natural resources company. Founded in 1847, we are recognized as the largest and oldest independent iron ore mining company in the United States. We are a major supplier of iron ore pellets to the North American steel industry from our mines and pellet plants located in Michigan and Minnesota. Additionally, we operate an iron ore mining complex in Western Australia. By 2020, we expect to be the sole producer of hot briquetted iron (“HBI”) in the Great Lakes region with the development of our first production plant in Toledo, Ohio. Driven by the core values of safety, social, environmental and capital stewardship, our employees endeavor to provide all stakeholders with operating and financial transparency.
Forward-Looking Statements
This release contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to Cliffs’ operations and business environment that are difficult to predict and may be beyond our control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These statements speak only as of the date of this release, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. Uncertainties and risk factors that could affect Cliffs’ future performance and cause results to differ from the forward-looking statements in this release include, but are not limited to: uncertainty and weaknesses in global economic conditions, including downward pressure on prices caused by oversupply or imported products, the impact of any reduced barriers to trade, the outcomes of recently filed and forthcoming trade cases, reduced market demand and any change to the economic growth rate in China; continued volatility of iron ore and steel prices and other trends, including the supply approach of the major iron ore producers, affecting our financial condition, results of operations or future prospects, specifically the impact of price-adjustment factors on our sales contracts; our level of indebtedness could limit cash flow available to fund working capital, capital expenditures, acquisitions and other general corporate purposes or ongoing needs of our business; availability of capital and our ability to maintain adequate liquidity; our ability to successfully conclude the Companies' Creditors Arrangement Act (Canada) process in a manner that minimizes cash outflows and associated liabilities; the impact of our customers reducing their steel production due to increased market share of steel produced using other methods or lighter-weight steel alternatives; uncertainty relating to restructurings in the steel industry and/or affecting the steel industry; the outcome of any contractual disputes with our customers, joint venture partners or significant energy, material or service providers or any other litigation or arbitration; the ability of our customers and joint venture partners to meet their obligations to us on a timely basis or at all; problems or uncertainties with productivity, tons mined, transportation, mine-closure obligations, environmental liabilities, employee-benefit costs and other risks of the mining industry; our ability to reach agreement with our customers regarding any modifications to sales contract provisions, renewals or new arrangements; our actual levels of capital spending; our ability to successfully diversify our product mix and add new customers beyond our traditional blast furnace clientele; our actual economic iron ore reserves or reductions in current mineral estimates, including whether any mineralized material qualifies as a reserve; our ability to cost-effectively achieve planned production rates or levels, including at our HBI production plant; our ability to successfully identify and consummate any strategic investments or development projects, including our HBI production plant; our ability to obtain the investments necessary for our HBI production plant; changes in sales volume or mix; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets, as well as any resulting impairment charges; our ability to maintain appropriate relations with unions and employees; impacts of existing and increasing governmental regulation and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorization of, or from, any governmental or regulatory entity and costs related to implementing improvements to ensure compliance with regulatory changes; uncertainties associated with natural disasters, weather conditions, unanticipated geological conditions, supply or price of energy, equipment failures and other unexpected events; adverse changes in currency values, currency exchange rates, interest rates and tax laws; risks related to international operations; the potential existence of significant deficiencies or material weakness in our internal control over financial reporting; and our ability to satisfy the Financing Condition and successfully complete the Tender Offer. For additional factors affecting the business of Cliffs, refer to Part I - Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2016. You are urged to carefully consider these risk factors.
Source: Cliffs Natural Resources Inc.

MEDIA CONTACT: Patricia Persico Director, Corporate Communications (216) 694-5316		INVESTOR CONTACT: Paul Finan Director, Investor Relations (216) 694-6544
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